Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Contact:	At The Investor Relations Company:
Robert L. Johnson, President & CEO or Curtis R. Kollar, Chief Financial Officer	Woody Wallace 312-245-2700
706-645-1391
bjohnson@charterbank.net or ckollar@ charterbank.net	wwallace@tirc.com

Charter Financial Corporation Commences Syndicated Community Offering
and Increases Purchase Limitations for “Incremental” Stock Offering

West Point, GA, September 16, 2010 - Charter Financial Corporation (the “Company”) (OTC BB: CHFN.OB), the holding company for CharterBank, announced today that it has commenced the syndicated community offering portion of the incremental stock offering to sell shares of common stock not subscribed for in the subscription offering or the community offering. As in the subscription and community offering, shares are being offered in the syndicated community offering to the general public at a price of $10.52 per share, subject to decrease to as low as $7.78 per share.  Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the syndicated community offering.  The syndicated community offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.

The Company also announced that it has filed a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limitation from $1.5 million of common stock to 5% of the common stock sold in the offering. In addition, orders to purchase up to 9.99% of the common stock sold in the offering may be accepted, provided that purchases of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

All eligible subscribers and community members who properly completed and timely submitted a stock order form will be allocated the amount of common stock requested in their stock order form.

The completion of the offering is subject to, among other things, selling a minimum of $33,306,647 of common stock in the offering and the receipt of all necessary final regulatory approvals.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. Charter Financial Corporation is headquartered in West Point, Georgia, and operates 16 branches on Interstate highways in West Georgia and East Alabama.  Charter Financial Corporation’s common stock is listed on the Over-The-Counter Bulletin Board.  Additional information regarding Charter Financial Corporation can be accessed on-line at www.charterbank.net.

This release may contain “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; our incurring higher than expected loan charge-offs with respect to assets acquired in FDIC-assisted acquisitions; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and changes in our organization, compensation and benefit plans.

Charter Financial Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of the prospectus from Stifel, Nicolaus & Company, Incorporated, or by calling the Stock Information Center at 1-(877) 821-5782.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.  The shares of common stock being offered by Charter Financial Corporation are not deposits or savings accounts, may lose value and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
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